EXHIBIT 10.7

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 8, 2006, is made by and among DynTek, Inc., a Delaware corporation, with headquarters located at 19700 Fairchild Road, Suite 230, Irvine, California 92612 (the “Company”), and the investors named on the signature pages hereto, together with their permitted transferees (each, an “Investor” and collectively, the “Investors”).

RECITALS:

A.            The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act and Rule 506 under Regulation D.

B.            The Investors desire, upon the terms and conditions stated in this Agreement, to purchase in the aggregate up to 225,000,000 shares of the Company’s Common Stock (the “Common Shares”) and warrants, in the form of Exhibit A hereto, to purchase such number of shares of the Company’s Common Stock (the “Warrant Shares”) equal to twenty percent (20%) of the Common Shares, rounded down to the nearest whole share (the “Warrants,” and collectively with the Common Shares, the “Securities”), for an aggregate purchase price of up to Four Million Five Hundred Thousand Dollars ($4,500,000).  The purchase price per share for each Common Share and corresponding Warrant is $0.02.

C.            Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement under which the Company has agreed to provide certain registration rights under the Securities Act, the rules and regulations promulgated thereunder and applicable state securities laws.

D.            The capitalized terms used herein and not otherwise defined have the meanings given them in Article IX hereof.

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF SECURITIES

1.1           Purchase and Sale of Securities.  At the Closing, subject to the terms of this Agreement and the satisfaction or waiver of the conditions set forth in Articles VI and VII hereof, the Company will issue and sell to each Investor, and each Investor will (on a several and not a joint basis) purchase from the Company, the number of Securities set forth beneath such Investor’s name on the signature pages hereof.

1.2           Closing.

(a)           The separate purchases and sales of an aggregate of up to 225,000,000 Shares, for an aggregate purchase price of up to $4,500,000, shall take place at the Closing to be held at 10:00 a.m. local time at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center

Drive, Suite 1600, Newport Beach, CA  92660 on March 8, 2006 (the “First Closing Date”), or at such other time or place as the parties mutually agree.  At or prior to the First Closing Date, each Investor will pay the purchase price for the number of Securities set forth beneath its name on the signature pages hereof, by wire transfer of immediately available funds in accordance with the wire instructions set forth on Exhibit B hereto.  The Company shall deliver to each Investor the deliverables identified in Article VII on the First Closing Date and certificates representing the Common Shares so purchased by such Investor within five (5) business days following the First Closing Date against delivery of the purchase price.

(b)           After the First Closing Date, the Company may sell, on the same terms and conditions as those contained in this Agreement, an aggregate of up to 225,000,000 Shares less the number of Shares sold on the First Closing Date, for an aggregate purchase price of up to $4,500,000 less the aggregate purchase price received on the First Closing Date, to one or more Investors (the “Additional Investors”), provided that (i) such subsequent sale is consummated prior to March 31, 2006, unless extended by the Company for a period of up to ninety (90) days from such date, without notice to any Investors (the “Second Closing Date”), and (ii) each Investor becomes a party to this Agreement and the Registration Rights Agreement in the form attached hereto as Exhibit C.  At or prior to the Second Closing Date, each Investor will pay the purchase price for the number of Securities set forth beneath its name on the signature pages hereof, by wire transfer of immediately available funds in accordance with the wire instructions set forth on Exhibit B hereto.  The Company shall deliver to each Additional Investor the deliverables identified in Article VII on the Second Closing Date and certificates representing the Common Shares so purchased by such Additional Investor within five (5) business days following the Second Closing Date against delivery of the purchase price.

ARTICLE II
INVESTOR’S REPRESENTATIONS AND WARRANTIES

Each Investor represents and warrants to the Company, severally and solely with respect to itself and its purchase hereunder and not with respect to any other Investor, that:

2.1           Investment Purpose.  The Investor is purchasing the Securities for its own account and not with a present view toward the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representation herein, the Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act.

2.2           Accredited Investor Status.  The Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D.  The Investor has delivered an Investor Questionnaire in the form of Exhibit D to the Company.

2.3           Reliance on Exemptions.  The Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

2.4           Information.  The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the Securities, that have been requested by the Investor or its advisors, if any.  The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigation conducted by Investor or any of its advisors or representatives modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in Article III below.  The Investor acknowledges and understands that its investment in the Securities involves a significant degree of risk.

2.5           Governmental Review.  The Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

2.6           Transfer or Resale.  The Investor understands that:

(a)           except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, the Investor may have to bear the risk of owning the Securities for an indefinite period of time because the Securities may not be transferred unless (i) the resale of the Securities is registered pursuant to an effective registration statement under the Securities Act; (ii) the Investor has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (iii) the Securities are sold or transferred pursuant to Rule 144; or (iv) the Securities are sold or transferred to an affiliate (as defined in Rule 144) of the Investor;

(b)           any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

(c)           except as set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

2.7           Legends.  The Investor understands that until (a) the Securities may be sold by the Investor under Rule 144(k) or (b) such time as the resale of the Securities has been registered under the Securities Act as contemplated by the Registration Rights Agreement, the certificates representing the Securities will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

The legend set forth above will be removed and the Company will issue a certificate without the legend to the holder of any certificate upon which it is stamped, in accordance with the terms of Article V hereof.

2.8           Authorization; Enforcement.  This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Investor and are valid and binding agreements of the Investor enforceable in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

2.9           Residency.  The Investor is a resident of (or, if an entity, has its principal place of business in) the jurisdiction set forth immediately below such Investor’s name on the signature pages hereto.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as otherwise set forth in the Company SEC Filings, or in a schedule of exceptions delivered by the Company to the Investors simultaneously with the execution of this Agreement (the “Schedule of Exceptions”), which identifies exceptions by specific Section references (provided that any information set forth in any one section of the Schedule of Exceptions shall be deemed to apply to each other applicable Section or subsection thereof if its relevance to the information called for in such Section or subsection is reasonably apparent), the Company hereby represents and warrants to the Investors that:

3.1           Organization and Qualification.  Each of the Company and its Significant Subsidiary is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.  Each of the Company and its Significant Subsidiary is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.  Each of the Company and its Significant Subsidiary have taken all necessary action to qualify to do business and be in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

3.2           Authorization; Enforcement.  (a) The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, the Registration Rights Agreement and the Warrants, to consummate the transactions contemplated hereby and thereby and to issue the Common Shares, the Warrants and the Warrant Shares issuable upon exercise of the Warrants in accordance with the terms hereof and thereof; (b) the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Common Shares, the Warrants and the Warrant Shares issuable upon exercise of the Warrants) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board or Directors, or its stockholders is required; (c) this Agreement, the Registration Rights Agreement and the Warrants have been duly executed by the Company; and (d) each of this Agreement, the Registration Rights Agreement and the Warrants constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

3.3           Capitalization.  As of the date hereof, the authorized capital of the Company consists of 450,000,000 shares of Common Stock, $.0001 par value per share, and 10,000,000 shares of preferred stock, $.0001 par value per share (“Preferred Stock”).  As of February 15, 2006, there were 81,164,636 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.  Except as disclosed in Section 3.3 of the Schedule of Exceptions or in the Company SEC Filings, there are no options, warrants and convertible securities of the Company, and any other rights to acquire securities of the Company.  All outstanding securities of the Company are validly issued, fully paid and nonassessable.  No stockholder of the Company is entitled to any preemptive rights with respect to the purchase of or sale of any securities by the Company.

3.4           Issuance of Securities.  The Securities are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof, will not be subject to preemptive rights or other similar rights of stockholders of the Company, and will not impose personal liability on the holders thereof.  The Company has reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Warrants, and upon payment of the exercise price and exercise of the Warrants in accordance with its terms, the Warrant Shares will be validly issued, fully paid and non-assessable, free from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof, will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability on the holders thereof.

3.5           No Conflicts; No Violation.

(a)           The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares, the Warrants and the Warrant Shares issuable upon exercise of the Warrants) will not (i) conflict with or result in a violation of any provision of its Second Amended and Restated Certificate of Incorporation (the “Company Certificate”) or bylaws, as amended (the “Bylaws”) or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license, or instrument to which the Company or any Subsidiary is a party, (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and the rules and regulations of any self-regulatory organizations to which the Company or any Subsidiary or any of the securities of the Company or any Subsidiary are subject) applicable to the Company or any Subsidiary or by which any property or asset of the Company or its subsidiaries is bound or affected, or (iv) result in the imposition of a Lien on any assets of the Company or any of its Subsidiaries, except with respect to (ii), (iii) and (iv) above, for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations, violations and impositions as would not, individually or in the aggregate, have a Material Adverse Effect.

(b)           The Company is not in violation of the Company Certificate or Bylaws, and no Subsidiary of the Company is in violation of its organizational documents.  Neither the Company nor any Subsidiary is in default (and no event has occurred which with notice or lapse of time or both could put the Company in default) under any agreement, indenture or instrument to which the Company or Subsidiary is a party or by which any property or assets of the Company or its Subsidiaries are bound or affected, except for defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(c)           Neither the Company nor any Subsidiary is conducting its business in violation of any law, ordinance or regulation of any governmental entity, the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect.

(d)           Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws or any listing agreement with any securities exchange or automated quotation system, neither the Company nor any Subsidiary is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for the Company to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or the Warrants, in each case in accordance with the terms hereof or thereof, or to issue and sell the Securities in accordance with the terms hereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof or are not required to be made or obtained until after the date hereof.

3.6           SEC Filings, Other Filings and Regulatory Compliance.  The Company has timely filed all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed by it under the Securities Act or the Exchange Act, as the case may be, since January 1, 2003 (collectively, the “Company SEC Filings”).  None of the Company’s Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act.  Each Company SEC Filing (i) as of the time it was filed, complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, and (ii) did not, at the time it was filed (or if subsequently amended or superseded by a Company SEC Filing made on or prior to the date of this Agreement, then on the date of such subsequent filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Company has taken, or will have taken prior to the Closing, all necessary actions to maintain eligibility of its Common Stock for trading on the OTC Bulletin Board under all currently effective inclusion requirements.  Each balance sheet included in the Company SEC Filings (including any related notes and schedules)

fairly presents in all material respects the consolidated financial position of the Company as of its date, and each of the other financial statements included in the Company SEC Filings (including any related notes and schedules) fairly presents in all material respects the consolidated results of operations of the Company for the periods or as of the dates therein set forth in accordance with GAAP consistently applied during the periods involved (except as may be indicated in the notes thereto or, in the case of interim consolidated financial statements, where information and footnotes contained in such financial statements are not required to be in compliance with GAAP, and normal year-end audit adjustments). Such financial statements included in the Company SEC Filings were, at that time they were filed, consistent with the books and records of the Company in all material respects and complied as to form in all material respects with then applicable accounting requirements and with the rules and regulations of the SEC with respect thereto.  The Company keeps accounting records in accordance with GAAP, and normal year end audit adjustments in which all material assets and liabilities, and all material transactions, including off-balance sheet transactions, of the Company are recorded in material conformity with applicable accounting principles.

3.7           Material Changes.  Since June 30, 2005, except as specifically contemplated by, or as otherwise disclosed in the Company SEC Filings, each of the Company and its Subsidiaries has conducted its business in, and has not engaged in any material transaction other than according to, the usual and ordinary course consistent with past practice and, since such date, there has not been any Material Adverse Effect with respect to the Company.

3.8           Litigation.  There is no action, suit, proceeding or investigation pending (each a “Proceeding” and collectively, the “Proceedings”), or to Company’s knowledge, threatened Proceedings against or affecting the Company or any of its Subsidiaries, their respective assets or businesses, the outcome of which is expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company.  There are no pending, or to the Company’s knowledge, threatened Proceedings against the Company or any if its Subsidiaries that, as of the date hereof, challenges the validity or propriety, or seeks to prevent the consummation of the transactions contemplated hereby.

3.9           Rights of Registration, Voting Rights, and Anti-Dilution.  Except as contemplated in this Agreement, the Registration Rights Agreement, Section 3.9 of the Schedule of Exceptions and for registration rights for which the Company has filed one or more registration statements that are currently effective, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person and, to the Company’s knowledge, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.  The issuance of the Shares does not constitute an anti-dilution event for any existing security holders of the Company, pursuant to which such security holders would be entitled to additional securities or a reduction in the applicable conversion price or exercise price of any securities.

3.10         Intellectual Property Rights.  The Company owns or possesses the licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights necessary to enable it to conduct its business as now operated (the “Intellectual Property”).  There are no material outstanding options, licenses or agreements relating to the Intellectual Property, nor is the Company bound by or a party to any material options, licenses or agreements relating to the patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names or copyrights of any other person or entity.  There is no claim or action or proceeding pending or, to the Company’s knowledge, threatened that challenges the right of the Company with respect to any Intellectual Property.  To the knowledge of the Company, the Company’s Intellectual Property does not infringe any intellectual property rights of any other person which, if the subject of an unfavorable decision, ruling or finding would have a Material Adverse Effect.

3.11         Tax Status.  The Company has timely made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has timely paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  To the knowledge of the Company, there are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.  None of the Company’s tax returns is presently being audited by any taxing authority.

3.12         Environmental Laws.  The Company (i) is in compliance with all applicable foreign federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing clauses, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

3.13         No Brokers.  The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with Network 1 Financial Services, Inc., whose commissions and fees will be paid for by the Company.

3.14         Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company is engaged.

3.15         Employment Matters.  The Company is in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not have a Material Adverse Effect.  The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company.  There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened nor is the Company aware of any labor organization activity involving its employees.  The Company is not aware that any officer or key employee, or that any group of officers or key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

3.16         Employee Benefit Plans.  Except as set forth in the Company SEC Filings, there are no employee, profit sharing, stock option, stock purchase, pension, retirement, bonus, severance or deferred compensation plans or arrangements or any other welfare or benefit plans or any unfunded liabilities in respect of any such plans or arrangements of the Company, as well as all employment agreements, whether written or oral, with any person, and any contracts with any labor unions.

3.17         Investment Company Status.  The Company is not and upon consummation of the sale of the Securities will not be an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

3.18         Subsidiaries.  Except as set forth in the Company SEC Filings, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, joint venture, partnership or other business entity and the Company is not a direct or indirect participant in any joint venture or partnership.  Except for Dyntek Services, Inc., the Company has no “significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act (“Significant Subsidiary”).

3.19         No Conflict of Interest.  Except as set forth in the Company SEC Filings: (i) the Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees, and (ii) none of the Company’s officers, directors or employees, or any members of their immediate families, are directly, or indirectly, indebted to the Company or, to the best of the Company’s knowledge, have any direct or indirect ownership interest in any entity with which the Company is affiliated or with which the Company has a business relationship, or any entity which competes with the Company, except that officers, directors, employees and/or stockholders of the Company may own stock in (but not exceeding five percent (5%) of the outstanding capital stock of) any publicly traded company that may compete with the Company.  To the best of the Company’s knowledge, none of the Company’s officers, directors or employees or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company.  The Company is not a guarantor or indemnitor of any indebtedness of any other person or entity.

3.20         No Manipulation of Stock.  The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

3.21         Representations Complete.  No representation or warranty made by the Company in this Agreement contains any untrue statement of a material fact or omits to state a material fact that is necessary to make the representation or warranty made, in the light of the circumstances under which it was made, not false or misleading in any material respect.

ARTICLE IV
COVENANTS

4.1           Best Efforts.  Each party will use its best efforts to satisfy in a timely fashion each of the conditions to be satisfied by it under Articles VI and VII of this Agreement.

4.2           Form D; Blue Sky Laws.  The Company will timely file a Notice of Sale of Securities on Form D with respect to the Securities, as required under Regulation D.  The Company will take such action as it reasonably determines to be necessary to qualify the Securities for sale to the Investors under this Agreement under applicable securities (or “blue sky”) laws of the states of the United States (or to obtain an exemption from such qualification).

4.3           Timely SEC Filings.  Throughout the Registration Period (as defined in the Registration Rights Agreement), the Company will timely file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the reporting requirements of the Exchange Act, and the Company will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

4.4           Expenses.  The Company is liable for, and will pay, expenses incurred by it and one special counsel to the Investors in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, attorneys’ and consultants’ fees and expenses; provided, however, that the Company is only obligated to pay expenses incurred by special counsel to the Investors upon receipt of a reasonably itemized invoice setting forth the services performed by such special counsel in connection with the transactions contemplated hereby.

4.5           Financial Information.  As long as an Investor owns any of the Securities or Warrant Shares, the financial statements of the Company will be prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of interim consolidated financial statements, where information and footnotes contained in such financial statements are not required to be in compliance with GAAP), and will fairly present in all material respects the consolidated financial position of the Company and results of its operations and cash flows as of, and for the periods covered by, such financial statements.

4.6           Notification of Certain Matters.  Prior to the Closing, each party hereto shall give prompt notice to the other party of the occurrence, or non-occurrence, of any event which would be likely to cause any representation and warranty herein to be untrue or inaccurate, or any covenant, condition or agreement herein not to be complied with or satisfied.

4.7           Compliance with Law.  As long as an Investor owns any of the Securities or Warrant Shares, the Company will conduct its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, the failure to comply, individually or in the aggregate, with which would have a Material Adverse Effect.

4.8           Sales by Investors.  Each Investor will sell any Securities sold by it in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder.  No Investor will make any sale, transfer or other disposition of the Securities in violation of federal or state securities laws.

ARTICLE V
TRANSFER AGENT INSTRUCTIONS; REMOVAL OF LEGENDS

5.1           Issuance of Certificates.  The Company will, or will instruct its transfer agent to, issue certificates, registered in the name of each Investor or its nominee, for the Securities and, promptly upon exercise of any Warrants, the applicable Warrant Shares.  All such certificates will bear the restrictive legend described in Section 2.7, except as otherwise specified in this Article V.  The Company will not give to its transfer agent any instruction other than as described in this Article V and stop transfer instructions to give effect to Section 2.7 hereof (prior to registration of the Securities under the Securities Act).  Nothing in this Section will affect in any way each Investor’s obligations to comply with all applicable prospectus delivery requirements, if any, upon resale of the Common Shares and/or Warrant Shares.

5.2           Unrestricted Securities.  If, unless otherwise required by applicable state securities laws, (a) the Securities or Warrant Shares represented by a certificate have been registered under an effective registration statement filed under the Securities Act, (b) a holder of Securities or Warrant Shares provides the Company and its transfer agent with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Securities or Warrant Shares may be made without registration under the Securities Act and such sale either has occurred or may occur without restriction on the manner of such sale or transfer, (c) such holder provides the Company and its transfer agent with reasonable assurances that such Securities or Warrant Shares can be sold under Rule 144, or (d) the Securities or Warrant Shares represented by a certificate can be sold without restriction as to the number of securities sold under Rule 144(k), the Company will permit the transfer of the Securities or Warrant Shares, and the Company’s transfer agent will issue one or more certificates, free from any restrictive legend, in such name and in such denominations as specified by such holder.  Notwithstanding anything herein to the contrary and subject to applicable securities laws, the Securities or Warrant Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement; provided that such pledge will not alter the provisions of this Article V with respect to the removal of restrictive legends.

ARTICLE VI
CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL

The obligation of the Company to issue and sell the Securities to each Investor at the Closing is subject to the satisfaction by such Investor, on or before the First Closing Date or the Second Closing Date, as the case may be, of each of the following conditions.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

6.1           Execution of Documents.  The Investor will have executed this Agreement, the Investor Questionnaire, the Registration Rights Agreement and the Investor’s Warrant and will have delivered those agreements to the Company.

6.2           Purchase Price.  The Investor will have delivered the purchase price for the Securities to the Company in accordance with this Agreement.

6.3           Representations and Warranties.  The representations and warranties of the Investor must be true and correct in all material respects as of the First Closing Date and the Second Closing

Date, as applicable, as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties must be correct as of such date), and the Investor will have performed and complied in all material respects with the covenants and conditions required by this Agreement to be performed or complied with by the Investor at or prior to the Closing.

6.4           No Prohibition.  No statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Warrants.

ARTICLE VII
CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE

The obligation of each Investor hereunder to purchase the Securities from the Company at the Closing is subject to the satisfaction, on or before the First Closing Date or the Second Closing Date, as the case may be, of each of the following conditions.  These conditions are for each Investor’s respective benefit and may be waived by any Investor at any time in its sole discretion:

7.1           Execution of Documents.  The Company will have executed this Agreement, the Registration Rights Agreement and the Warrants and will have delivered those Agreements to the Investor.

7.2           Representations and Warranties.  Each of the representations and warranties of the Company qualified by materiality must be true and correct in all respects as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties must be true and correct as of such date) and each of the representations and warranties of the Company not qualified by materiality must be true and correct in all material respects as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties must be true and correct as of such date) and the Company must have performed and complied in all material respects with the covenants and conditions required by this Agreement to be performed or complied with by the Company at or prior to the Closing.  The Investor must have received a certificate or certificates dated as of the First Closing Date or the Second Closing Date, as applicable, and executed by the Chief Executive Officer or the Chief Financial Officer of the Company certifying as to the matters in contained in this Section 7.2 and as to such other matters as may be reasonably requested by such Investor, including, but not limited to, the Company Certificate, Bylaws, Board of Directors’ resolutions relating to the transactions contemplated hereby and the incumbency and signatures of each of the officers of the Company who may execute on behalf of the Company any document delivered at the Closing.

7.3           No Prohibitions.  No litigation, statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Warrants and which could, individually or in the aggregate, have a Material Adverse Effect.

7.4           Irrevocable Instructions.  Irrevocable transfer agent instructions, in form and substance satisfactory to the Investors, will have been delivered to the Company’s transfer agent instructing the transfer agent to deliver certificates representing the Common Shares within five (5) business days following the First Closing Date or the Second Closing Date, as the case may be.

7.5           Warrant Certificates.  The Company shall have delivered to the Investors certificates representing the Warrants purchased by the Investors pursuant to this Agreement.

ARTICLE VIII
INDEMNIFICATION

In consideration of each Investor’s execution and delivery of this Agreement and its acquisition of the Securities hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Registration Rights Agreement and the Warrants, the Company will defend, protect, indemnify and hold harmless each Investor and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (regardless of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by an Indemnitee as a result of, or arising out of, or relating to (a) any breach of any representation or warranty made by the Company herein or in any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained herein or in any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance, breach or enforcement of this Agreement or the Registration Rights Agreement or Warrants by the Company.  To the extent that the foregoing undertaking by the Company is unenforceable for any reason, the Company will make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

The Indemnitees shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitees unless: (i) the Company has agreed in writing to pay such fees and expenses; (ii) the Company shall have failed to promptly assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnitees in any such proceeding; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnitees and the Company, and such Indemnitees shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitees and the Company (in which case, if such Indemnitees notify the Company in writing that they elect to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense thereof and such counsel shall be at the reasonable expense of the Company; provided, however, that in no event shall the Company be responsible for the fees and expenses of more than one separate counsel).  The Company shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld.  The Company shall not, without the prior written consent of a majority of the Indemnitees, effect any settlement of any pending proceeding in respect of which Indemnitees are a party, unless such settlement includes an unconditional release of such Indemnitees from all liabilities that are the subject matter of such proceeding.  Subject to the foregoing, all fees and expenses (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend any such proceeding in a manner inconsistent with this Article VIII) of the Indemnitees shall be paid to the Indemnitees as incurred, within ten (10) business days of written notice thereof to the Company, which notice shall be delivered no more frequently than on a monthly basis; provided, that the Indemnitees shall reimburse the Company for any and all such fees and expenses to the extent it is finally judicially determined that such Indemnitees are not entitled to indemnification hereunder.

ARTICLE IX
DEFINITIONS

9.1           “Bylaws” has the meaning set forth in Section 3.5.

9.2           “Closing” means the closing of the purchase and sale of the Securities under this Agreement on the First Closing Date or the Second Closing Date.

9.3           “Common Shares” has the meaning set forth in the Recitals.

9.4           “Common Stock” means the common stock, par value $.0001 per share, of the Company.

9.5           “Company” means DynTek, Inc.

9.6           “Company Certificate” has the meaning set forth in Section 3.5.

9.7           “Company SEC Filings” has the meaning set forth in Section 3.6.

9.8           “Environmental Laws” has the meaning set forth in Section 3.11.

9.9           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

9.10         “First Closing Date” has the meaning set forth in Section 1.3.

9.11         “Indemnified Liabilities” has the meaning set forth in Article VIII.

9.12         “Indemnitees” has the meaning set forth in Article VIII.

9.13         “Intellectual Property” has the meaning set forth in Section 3.9.

9.14         “Investors” means the investors whose names are set forth on the signature pages of this Agreement, and their permitted transferees.

9.15         “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

9.16         “Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets, liabilities, rights, obligations or financial condition of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement or under the agreements or instruments to be entered into or filed in connection herewith, including the Registration Rights Agreement and the Warrants.

9.17         “Preferred Stock” has the meaning set forth in Section 3.3.

9.18         “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement and among the parties to this Agreement, in the form attached hereto as Exhibit C.

9.19         “Regulation D” means Regulation D as promulgated by the SEC under the Securities Act.

9.20         “Rule 144” and “Rule 144(k)” mean Rule 144 and Rule 144(k), respectively, promulgated under the Securities Act, or any successor rule.

9.21         “SEC” means the United States Securities and Exchange Commission.

9.22         “Second Closing Date” has the meaning set forth in Section 1.3.

9.23         “Securities” has the meaning set forth in the Recitals.

9.24         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

9.25         “Significant Subsidiary” has the meaning set forth in Section 3.18.

9.26         “Subsidiary” means a Corporation or other business entity in which the Company controls, either directly or indirectly, at least 50% of the voting power and which meets the test of a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act.

9.27         “Warrants” has the meaning set forth in the Recitals.

9.28         “Warrant Shares” means the number of shares of Common Stock purchaseable by the Warrants.

ARTICLE X
GOVERNING LAW; MISCELLANEOUS

10.1         Governing Law; Jurisdiction; Jury Trial Waiver.  This Agreement will be governed by and interpreted in accordance with the laws of the State of California without regard to the principles of conflict of laws.  The parties hereto hereby submit to the exclusive jurisdiction of the United States federal and state courts located in the County of Orange, State of California with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. EACH PARTY HEREBY

IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY.

10.2         Counterparts; Signatures by Facsimile.  This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties.  This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

10.3         Headings.  The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

10.4         Severability.  If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law.  Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

10.5         Entire Agreement; Amendments.  This Agreement, the Registration Rights Agreement (including all schedules and exhibits thereto) and the Warrants constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

10.6         Notices.  Any notices required or permitted to be given under the terms of this Agreement must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and will be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally, by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party.  The addresses for such communications are:

If to the Company:	Chief Financial Officer
DynTek, Inc.
19700 Fairchild Road, Suite 230
Irvine, California 92612
Fax: (949) 955-0086

With copies to:	Christopher Ivey, Esq.
Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, California 92660
Fax: (949) 725-4100

If to an Investor:  To the address set forth immediately below such Investor’s name on the signature pages hereto.

With a copy to:	Damon Testaverde
Network 1 Financial Securities, Inc.
The Galleria, Penthouse
2 Bridge Avenue, Building 2
Red Bank, New Jersey 07707

Each party will provide written notice to the other parties of any change in its address in accordance with the notice provisions hereof.

10.7         Successors and Assigns.  This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns.  The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors, and no Investor may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.  Notwithstanding the foregoing, an Investor may assign all or part of its rights and obligations hereunder to any of its “affiliates,” as that term is defined under the Securities Act, without the consent of the Company so long as the affiliate is an accredited investor (within the meaning of Regulation D under the Securities Act) and agrees in writing to be bound by this Agreement.  This provision does not limit the Investor’s right to transfer the Securities pursuant to the terms of this Agreement or to assign the Investor’s rights hereunder to any such transferee pursuant to the terms of this Agreement.

10.8         Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

10.9         No Other Representations.  The Company makes no representations or warranties in any oral or written information provided to Investors, other than the representations and warranties included herein.

10.10       Further Assurances.  Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.11       No Strict Construction.  The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

10.12       Equitable Relief.  The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investors.  The Company therefore agrees that the Investors are entitled to seek temporary and permanent injunctive relief in any such case.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first above written.

COMPANY:

DYNTEK, INC.

By:	/s/ Casper Zublin, Jr.
Name:	Casper Zublin, Jr.
Title:	Chief Executive Officer

OMNIBUS SIGNATURE PAGE TO

DYNTEK, INC.

SECURITIES PURCHASE AGREEMENT

The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

Date:

Investor Name:

Sign Name:

Print Name:

Title:

Address

Telephone:

Facsimile:

Number of Securities Purchased:

Common Shares:

Warrants (Number of Warrant Shares):

If the name in which the Share Certificates and Warrants are to be issued or the registered address of the holder thereof is different than the name and address above, please provide instructions below:

Name:

Registered Address: